United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant     ☒     Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KemPharm, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:
7.	Form, Schedule or Registration Statement No.:
8.	Filing Party:
9.	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2020

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01          Other Events.

On October 26, 2020, KemPharm, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing the postponement of the Company's special meeting of stockholders to authorize a potential reverse stock split of the Company's common stock (the "Special Meeting") that was originally scheduled to be held on Tuesday, October 27, 2020 at 8:00 a.m. ET. The Special Meeting will now be held on Tuesday, November 17, 2020 at 8:00 a.m. ET. The record date for the meeting remains October 1, 2020.

In addition, the Company also announced that it will host a conference call and live audio webcast with slide presentation on Thursday, October 29, 2020, at 4:30 p.m. ET, to discuss its corporate and financial results for the third quarter 2020.

The full text of the Press Release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find it:

This communication is being made in respect of the proposed Special Meeting.  The Company filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement to hold the Special Meeting on October 8, 2020 and will file other documents regarding the Special Meeting with the SEC.  Following the filing of the Definitive Proxy Statement the Company mailed the Definitive Proxy Statement to its stockholders.  Before making any voting decision regarding the matters to be presented at the Special Meeting, stockholders are advised to read the Definitive Proxy Statement in connection with the solicitation for proxies for the Special Meeting, because these statements contain important information. The Company’s stockholders may also obtain a copy of the Definitive Proxy Statement as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to:  KemPharm, Inc., 1180 Celebration Blvd., Suite 103, Celebration, FL, 34747, Attn: Corporate Secretary.

Participants in the Solicitation:

The Company, and its directors and its executive officers, may under the rules of the SEC, be considered participants in the solicitation of proxies with respect to the Special Meeting.  Information about the directors and executive officers of the Company and a description of their interests in the Company and the matters to be presented at the Special Meeting are contained in the Definitive Proxy Statement, as filed with the SEC on October 8, 2020.  Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on May 8, 2020.  These documents can be obtained free of charge from the sources indicated above.

Item 9.01          Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release titled "KemPharm Postpones Special Meeting of Stockholders, Announces Date for Q3 2020 Results Call " dated October 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: October 26, 2020	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer

Exhibit 99.1

KemPharm Postpones Special Meeting of Stockholders, Announces Date for Q3 2020 Results Call

Special Meeting of Stockholders Rescheduled to Tuesday, Nov 17, 2020, 8:00 a.m. ET

Q3 2020 Results Conference Call and Live Audio Webcast Scheduled for Thursday, Oct 29, 2020, 4:30 p.m. ET

Celebration, FL – October 26, 2020 – KemPharm, Inc. (Nasdaq: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced postponement of the Special Meeting of Stockholders that was originally scheduled to be held on Tuesday, October 27, 2020 at 8:00 a.m. ET (the “Special Meeting”).  In addition, the Company also announced that it will host a conference call and live audio webcast with slide presentation on Thursday, October 29, 2020, at 4:30 p.m. ET, to discuss its corporate and financial results for the third quarter 2020.

The Special Meeting will now be held on Tuesday, November 17, 2020 at 8:00 a.m. ET.  The record date for the meeting remains October 1, 2020.  The matter subject to approval at the Special Meeting include the approval of amendments to KemPharm’s certificate of incorporation, and to authorize KemPharm’s Board of Directors, if in their judgment it is necessary, to select and file one such amendment, to effect a reverse stock split of the Company's common stock, at a ratio of between 1-for-3 and 1-for-40, inclusive, such ratio to be determined at the discretion of the Board of Directors.  The postponement is intended to provide additional time to address stockholder questions related to the authorization of a reverse stock split, which management will review in the upcoming Q3 2020 conference call.

KemPharm will, as promptly as practicable, distribute to its stockholders of record a supplement to the proxy statement for the Special Meeting. Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Special Meeting and at any and all adjournments or postponements thereof. Stockholders who have not yet voted are encouraged to do so. Stockholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee should consult the broker, bank or nominee about its procedures to vote the shares.

Important Information About the Special Meeting of Stockholders and Where to Find It

In connection with the Special Meeting, KemPharm has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the SEC). The definitive proxy statement and other relevant materials for the Special Meeting have also been made available to the stockholders of the Company. KemPharm’s stockholders are advised to read the definitive proxy statement and any supplements or amendments thereto, as these materials contain important information about KemPharm and the matters subject to approval at the Special Meeting. Stockholders may obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Corporate Secretary, KemPharm, Inc., 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747.

Q3 2020 Conference Call Information:

Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 1696738

An audio webcast with slide presentation will be accessible via the Investor Relations section of the Company’s website, http://investors.kempharm.com/. An archive of the webcast and presentation will be available for 90 days beginning at approximately 5:30 p.m. ET, on October 29, 2020.

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT™ (Ligand Activated Therapy) technology. KemPharm utilizes its proprietary LAT™ technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, and stimulant use disorder. KemPharm’s co-lead clinical development candidates for the treatment of ADHD, KP415 and KP484, are both based on a prodrug of d-methylphenidate, but have differing duration/effect profiles. In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

KemPharm Contacts:
Jason Rando / Maureen McEnroe Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com mmcenroe@tiberend.com